UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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LADDCAP’S CONSENT SOLICITATION IS NOT OVER:
CONTINUE TO SUPPORT POSITIVE CHANGE BY
VOTING YOUR BLUE CONSENT CARDS TODAY

New York, September 21, 2006 - Laddcap Value Partners ongoing consent solicitation, to remove and replace Delcath Systems, Inc.’s (Nasdaq: DCTH) existing Board of Directors, continues, despite what Delcath’s earlier press release and recent market rumors would have you believe.

Yesterday, the District Court delayed the hearing on Delcath's motion for a preliminary injunction until October 2, 2006.  It did NOT decide the lawsuit in Delcath's favor. It is as important as ever for stockholders to vote their BLUE Consent Cards. The District Court's order currently only prohibits Laddcap from delivering the consents to Delcath, taking any actions based on them, or publicly disclosing the vote.

However, today Laddcap filed a motion with the United States Circuit Court of Appeals for the Second Circuit for emergency relief to have the District Court’s order modified to allow Laddcap to deliver all stockholders consents by Monday, September 25. If Laddcap is granted the relief it seeks in its appeal, then all BLUE Consent Card votes will be submitted, and they will count, unless Delcath wins its lawsuit.

Laddcap is committed to allowing the voice of Delcath’s stockholders to be heard, as reflected in the consents, and not to allow Delcath’s litigation tactics to interfere with the will of the stockholders.

Despite Laddcap’s ability to remove and replace Delcath’s existing directors upon a successful consent solicitation, Laddcap is currently willing to agree to a settlement with Delcath that uses the Institutional Shareholder Services (ISS) and Glass Lewis & Co. reports as a framework for a settlement. ISS and Glass Lewis are leading independent global proxy advisory and voting services firms. Both the ISS and Glass Lewis reports recommend that current Delcath directors Mark Corigliano and Victor Nevins resign from Delcath’s Board and be replaced by two directors from the Laddcap slate.

PLEASE SIGN, DATE AND RETURN YOUR BLUE CONSENT CARD

If you have any questions or require any assistance in executing your written consent, please call:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
(800) 581-5375
Banks and Brokers Call Collect: (201) 806-7300

Laddcap Value Partners LP
650 Fifth Avenue, Suite 600
New York, NY 10019
(212) 259-2070
info@laddcapvalue.com

In connection with our consent solicitation, on August 17, 2006 we filed a definitive consent solicitation statement with the Securities and Exchange Commission (the “SEC”). In addition, we may file other consent solicitation materials regarding this consent solicitation. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Definitive consent solicitation statements and BLUE consent cards have been mailed to Delcath stockholders. Stockholders are also able to obtain a free copy of the definitive consent solicitation statement at the SEC’s website, www.sec.gov. The definitive consent solicitation statement may also be obtained free of charge from our offices by contacting us via the contact information set forth above.